UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2004

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)

3280 Bayshore Boulevard

Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2004, InterMune, Inc. (“InterMune”) entered into the following material definitive agreements:

•                  An Amended and Restated Standstill Agreement (the “Standstill Agreement, among InterMune and Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership (“WPEP”), Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership (“WPEP I”), Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership (“WPEP II”), Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (“WPEP III” and, together with WPEP, WPEP I and WPEP II, the “Purchasers”), Warburg Pincus & Co., a New York general partnership and the sole general partner of each of the Purchasers (“WP”), and Warburg Pincus LLC, a New York limited liability company and the sole manager of each of the Purchasers (“WP LLC” and, collectively, WP LLC, WP and the Purchasers are referred to herein as, the “Warburg Group”).  Jonathan S. Leff, a member of the board of directors of InterMune, is a managing director of WP LLC and a partner of WP.

•                  A Registration Rights Agreement, among InterMune and the Warburg Group (the “Registration Rights Agreement”).

•                  An Amendment (the “Rights Agreement Amendment”) to the Rights Agreement, originally dated July 17, 2001, between InterMune and Mellon Investor Services LLC (the “Rights Agreement”).

In addition, on November 1, 2004, InterMune entered into an offer letter agreement with Cynthia Robinson appointing her to the position of Senior Vice President, Therapeutic Area Teams (the “Offer Letter”).

The following are brief descriptions of the terms and conditions of the Standstill Agreement, the Registration Rights Agreement, the Rights Agreement Amendment and the Offer Letter (collectively, the “Agreements”) that are material to InterMune.  These descriptions are not intended to be complete and are qualified in their entirety by the Agreements, which are included as Exhibits 10.79, 10.80, 10.81 and 10.82 to this Form 8-K.

The Standstill Agreement

                The Standstill Agreement amends and restates the original standstill agreement between InterMune and the Warburg Group, dated April 28, 2004.  Pursuant to the Standstill Agreement, InterMune and the Warburg Group agreed that until October 29, 2007 (the “Extended Standstill Period”), no member of the Warburg Group or any of their respective Affiliates (as such term is defined in the Standstill Agreement) shall, without the prior written consent of the majority of the independent members of the Board of Directors of InterMune (the “Board”) who are not affiliated with the Warburg Group:

•                  in any manner acquire, agree or seek to acquire, or make any proposal or offer (other than to a member of the Board or senior management of InterMune by means that would not cause public dissemination thereof) to acquire, whether directly or indirectly,

•                  any material assets of InterMune or

•                  any common stock of InterMune (the “Common Stock”), voting equity securities of InterMune or any securities convertible or exchangeable into or exercisable for any such securities (including derivatives), other than acquisitions that would not, in the aggregate, result in the Warburg Group together with their respective Affiliates beneficially owning (as such term is defined under Rule 13d-3 under the Exchange Act) more than 25.0% of the Common Stock, as of the date of such acquisition;

•                  propose to any person (other than to a member of the Board or senior management of InterMune by means that would not cause public dissemination thereof) or effect, seek to effect or enter into, whether alone or in concert with others, any merger, consolidation, acquisition, scheme, business combination or other extraordinary transaction in which InterMune or any of its subsidiaries is a constituent corporation or party

                        (a “Business Combination”); solicit proxies or shareholder consents or participate in any such solicitation for any purpose relating to the election or removal of directors of InterMune or a Business Combination;

•                  form, join, encourage, influence, advise or participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to the voting, ownership or control of any Common Stock (other than the group consisting of the current members of the Warburg Group);

•                  seek to have InterMune waive, amend or modify its Certificate of Incorporation, Bylaws or the Rights Agreement;

•                  assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other person in connection with any of the foregoing; or

•                  make, or take any action (including a request to waive or amend any provision of the Standstill Agreement) that would cause InterMune to make a public announcement regarding any intention of the Warburg Group or any of their respective Affiliates to take an action which would be prohibited by any of the foregoing.

Waiver of Section 203 of the Delaware General Corporation Law.  InterMune represented that its Board had taken all actions necessary to render inapplicable the provisions of Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), solely as it relates to the acquisition by the Warburg Group of beneficial ownership of up to 25.0% of the Common Stock (the “Waiver”); provided, however, such Waiver shall no longer be applicable if, subsequent to becoming an “interested stockholder”(as defined in Section 203), the Warburg Group no longer has beneficial ownership of 15% or more of the Common Stock as a result of any sale or disposition of beneficial ownership of Common Stock by the Warburg Group.

Voting Agreement. The Warburg Group agreed that if the Warburg Group and their Affiliates beneficially own more than 19.9% of the Common Stock, any shares owned by the Warburg Group and their Affiliates in excess of 19.9% of the Common Stock will be voted as directed by the Board.

Rights Agreement.  InterMune represented that the Rights Agreement had been amended to permit the Warburg Group acquire the beneficial ownership of up to 25.0% of InterMune’s issued and outstanding Common Stock without being deemed an “Acquiring Person” under the Rights Agreement.  InterMune also agreed not to amend or modify the definition of “Acquiring Person” in the Rights Agreement, if, as a result of such amendment or modification, the Purchaser would be deemed to be an “Acquiring Person” under the Rights Agreement. During the Extended Standstill Period, InterMune has also agreed that it shall not adopt a new rights agreement or any agreement having substantially the same effect of the Rights Agreement if the Warburg Group would be considered an “Acquiring Person” (or would have the same or substantially similar effect of an “Acquiring Person” under the Rights Agreement).

Limitations on Sales by the Warburg Group.  Without the prior written consent of a majority of the independent members of the Board who are not affiliated with the Warburg Group:

•                  the Warburg Group may not sell or cause any shares of Common Stock beneficially owned by them to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Act”);

•                  except for sales described in the next paragraph, all shares of Common Stock beneficially owned by the Warburg Group may be sold only through a registered, underwritten public offerings in accordance with the terms of the Registration Rights Agreement; provided, however, that, to the extent that the Warburg Group does not make a request for registration or InterMune does not effect, or take any action to effect, any registration under the Registration Rights Agreement because the anticipated aggregate public offering price (before deduction of selling expenses of all Registrable Securities (as defined in the Registration Rights Agreement) does not equal or exceed $25,000,000, the restrictions described in this paragraph will be suspended;

No sales of Common Stock beneficially owned by the Warburg Group shall be made pursuant to a private sale or other exemption from the registration requirements of the Act without the prior written consent of InterMune if, (i) the purchaser of such shares is a biotechnology or pharmaceutical firm, (ii) such purchaser, or group of affiliated purchasers, would, after giving effect to such sale, beneficially own more than 5.0% of the Common Stock, or (iii) the purchaser of such shares has announced an unsolicited tender offer for the Common Stock without the prior consent of InterMune’s Board of Directors.

Prior to any private sale of InterMune’s Common Stock described in the preceding paragraph by a member of the Warburg Group (“Transferor”), the Transferor must notify InterMune of its intent to sell such shares (the “Offered Shares”).  InterMune may, within 36 hours after the receipt of such notice, offer to purchase the Offered Shares (the “Offer”).  The Offer will be in writing and shall specify the price and other terms and conditions of the Offer.  Until the expiration of such 36 hour period, the Transferor will not accept, make or solicit any other offers to sell such shares.

The limitations described above shall have no force or effect if, at the time of such a sale by the Warburg Group, the Warburg Group and their Affiliates beneficially own 5.0% or less of the Common Stock.

The Registration Rights Agreement

The Registration Rights Agreement provides that, subject to certain conditions, the Warburg Group may:

•                  require InterMune to register its shares of Common Stock with the Securities and Exchange Commission under the Act on two separate occasions; and

•                  have its shares of Common Stock included in a registration effected by InterMune, if InterMune registers Common Stock under the Act..

The Registration Rights Agreement contains customary indemnification provisions and terminates as soon as the Warburg Group and their Affiliates own 5.0% or less of the Common Stock.

The Rights Agreement Amendment

The Rights Agreement, commonly referred to as a “poison pill,” was amended to permit the Warburg Group acquire the beneficial ownership of up to 25.0% of InterMune’s issued and outstanding Common Stock without being deemed to be an “Acquiring Person” under the Rights Agreement.  This amendment allows the Warburg Group to acquire up to 25.0% of InterMune’s issued and outstanding Common Stock without any negative consequences under the Rights Agreement that would normally apply to acquirers of 20% or more of InterMune’s outstanding Common Stock.

Cynthia Robinson Offer Letter

On November 1, 2004, InterMune entered into an offer letter agreement with Cynthia Robinson, InterMune’s Senior Vice President, Therapeutic Area Teams.  Pursuant to the terms of the Offer Letter, Ms. Robinson will work a 50% schedule at $10,000 per month through December 31, 2004 and will work an 80% schedule (four days a week) at $16,000 per month ($192,000 annually) beginning January 3, 2004.  Pursuant to the Offer Letter, Ms. Robinson will receive a one-time sign-on bonus of $15,000 (subject to a one-time gross up of 30%) one month following her first day of employment.  It will be recommended to InterMune’s board of directors that Ms. Robinson be granted an option to purchase 68,000 shares of Common Stock, subject to approval of the Compensation Committee of InterMune’s board of directors.

In the event of Ms. Robinson’s termination other than for Cause (as defined in the Offer Letter) in the absence of a Change in Control (as defined in the Offer Letter), Ms. Robinson will, subject to certain conditions, be entitled to specified severance benefits.

In the event of a Change in Control of InterMune that results in (i) Ms. Robinson’s termination without Cause or (ii) her resignation for Good Reason (as defined in the Offer Letter), Ms. Robinson will, subject to certain conditions, be entitled receive the following benefits:

•                  Two years base salary at her final pay rate and two years benefits continuation (i.e., InterMune-provided COBRA payments); if such termination or resignation occurs in the second half of the calendar year, she will also receive a  pro rata share of her target bonus for that year.

•                  Immediate vesting of all outstanding equity grants; and

•                  Certain transition management services.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.

Dated: November 4, 2004	By:	/s/ Daniel G. Welch
Daniel G. Welch Chief Executive Officer and President

EXHIBITS

10.79	Amended and Restated Standstill Agreement, dated October 29, 2004, among InterMune, Warburg Pincus & Co. and certain affiliates of Warburg Pincus & Co.

10.80	Registration Rights Agreement, dated October 29, 2004, among InterMune, Warburg Pincus & Co. and certain affiliates of Warburg Pincus & Co.

10.81	Amendment to Rights Agreement, dated October 29, 2004, between InterMune and Mellon Investor Services LLC.

10.82	Offer letter agreement, dated October 29, 2004 and effective as of November 1, 2004, between InterMune and Cynthia Robinson.